Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Gilbert
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces Third Quarter Fiscal 2009 Results
Revenues $2.8 Billion, EPS $0.44
Pro Forma EPS $0.54
Raises Fiscal 2009 Revenue and Operating Income Guidance
SAN DIEGO — July 22, 2009 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the third quarter of fiscal 2009 ended June 28, 2009.
Third Quarter Results (GAAP)
•	Revenues: $2.75 billion, compared to $2.76 billion in the prior year and $2.46 billion in the prior quarter.

•	Operating income: $894 million, compared to $824 million in the prior year and an operating loss of $10 million in the prior quarter.*

•	Net income: $737 million, compared to $748 million in the prior year and a net loss of $289 million in the prior quarter.*

•	Diluted earnings per share: $0.44, compared to $0.45 in the prior year and diluted loss per share of $0.18 in the prior quarter.*

•	Effective tax rate: 25 percent for the quarter. Fiscal 2009 estimated tax rate of approximately 33 percent.

•	Operating cash flow: $1.09 billion, up 47 percent year-over-year; 39 percent of revenues.

•	Return of capital to stockholders: $282 million, or $0.17 per share of cash dividends paid.

*	The second quarter of fiscal 2009 results reflected a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom Corporation.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 2 of 18
Pro Forma Third Quarter Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $2.74 billion, compared to $2.76 billion in the prior year and $2.45 billion in the prior quarter.

•	Operating income: $1.12 billion, compared to $1.06 billion in the prior year and $214 million in the prior quarter.*

•	Net income: $903 million, compared to $915 million in the prior year and a net loss of $46 million in the prior quarter.*

•	Diluted earnings per share: $0.54, compared to $0.55 in the prior year and diluted loss per share of $0.03 in the prior quarter.* The current quarter excludes $0.02 loss per share attributable to the QSI segment and $0.08 loss per share attributable to certain estimated share-based compensation.

•	Effective tax rate: 25 percent for the quarter. Fiscal 2009 estimated tax rate of approximately 29 percent.

•	Free cash flow: $1.04 billion, up 23 percent year-over-year; 38 percent of revenues (defined as net cash from operating activities less capital expenditures).

*	The second quarter of fiscal 2009 results reflected a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom.
Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and pro forma results are included at the end of this news release. Prior period reconciliations are presented on Qualcomm’s Investor Relations web page at www.qualcomm.com.
“We delivered a strong quarter as the worldwide migration to 3G-enabled products and services remains robust,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “Our revenues were at the high end of our prior guidance, and our operating income exceeded our prior guidance. Our financial results reflect a record quarter for MSM chipset shipments, strong licensing and royalty revenues based on healthy end market demand in the March quarter and a 5 percent year-over-year reduction in combined R&D and SG&A expenses.”

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 3 of 18
“Despite the global economic uncertainty, we anticipate another strong quarter for our chipset shipments in the fourth fiscal quarter. We believe the CDMA inventory channel has largely stabilized, yet remains near historically low levels consistent with our prior forecast. We are raising our fiscal 2009 revenue and operating income estimates given the strong underlying fundamentals of our business.”
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $15.7 billion at the end of the third quarter of fiscal 2009, compared to $14.0 billion at the end of the second quarter of fiscal 2009 and $11.2 billion a year ago. On July 8, 2009, we announced a cash dividend of $0.17 per share, payable on September 25, 2009 to stockholders of record at the close of business on August 28, 2009.
We recorded net other-than-temporary impairments of $112 million, or approximately one percent of the recorded values of our cash, cash equivalents and marketable securities at June 28, 2009. Our net unrealized losses on marketable securities decreased by $873 million during the third quarter of fiscal 2009, due primarily to recent improvements in financial markets. As of June 28, 2009, we had net unrealized losses on marketable securities of $25 million as compared to $898 million as of March 29, 2009.
Research and Development

		Estimated
		Share-Based	In-Process
($ in millions)	Pro Forma	Compensation	R&D	QSI	GAAP
Third quarter fiscal 2009	$523	$72	$—	$23	$618
As a % of revenues	19%			N/M	22%
Third quarter fiscal 2008	$495	$64	$13	$24	$596
As a % of revenues	18%			N/M	22%
Year-over-year change ($)	6%	13%	N/M	(4%)	4%

N/M — Not Meaningful
Pro forma R&D expenses increased 6 percent year-over-year, primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services. QSI R&D expenses were related to our FLO TV™ subsidiary.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 4 of 18
Selling, General and Administrative

		Estimated
		Share-Based
($ in millions)	Pro Forma	Compensation	QSI	GAAP
Third quarter fiscal 2009	$285	$68	$24	$377
As a % of revenues	10%		N/M	14%
Third quarter fiscal 2008	$357	$65	$31	$453
As a % of revenues	13%		N/M	16%
Year-over-year change ($)	(20%)	5%	(23%)	(17%)
Pro forma selling, general and administrative (SG&A) expenses decreased by 20 percent year-over-year, primarily due to lower litigation-related activities and cost reduction efforts. QSI SG&A expenses were primarily related to FLO TV.
Effective Income Tax Rate
Our fiscal 2009 effective income tax rates are estimated to be 33 percent for GAAP and 29 percent for pro forma. The third quarter effective tax rate of 25 percent for both GAAP and pro forma differ from the annual rates due to a $748 million pre-tax litigation settlement charge recorded in the second fiscal quarter with a discrete tax benefit computed at a rate less than the United States federal rate.
Qualcomm Strategic Initiatives
The QSI segment is composed of our strategic investments, including our FLO TV subsidiary. GAAP results for the third quarter of fiscal 2009 included a $0.02 loss per share for the QSI segment. The third quarter of fiscal 2009 QSI results included $86 million in operating expenses, primarily related to FLO TV.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 5 of 18
We expect that the uncertainty in the worldwide economy may continue to impact demand for CDMA-based products in various regions. In addition, the weakness in financial markets has had, and may continue to have, an impact on the value of our marketable securities and net investment income. While we do not forecast impairments, we have temporary unrealized losses on marketable securities that could be recognized as other-than-temporary losses in future periods if market conditions do not improve. Given the market volatility and the significant judgments involved, accurately forecasting other-than-temporary impairments associated with our marketable securities is extremely difficult and actual results could vary materially. As a result, while we are providing revenue, operating income and our other standard guidance, we are not providing earnings per share guidance.
Moreover, our outlook does not include provisions for the consequences of injunctions, damages or fines related to any pending legal matters. In addition, due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items.
We are advised that the Korea Fair Trade Commission (KFTC) will issue a decision in our case shortly. This follows seven days of hearings which focused on claims contained in the Examiners’ Report charging that certain of our business practices in South Korea were anticompetitive. The practices at issue relate to integration of certain functions on our chips as well as rebates and discounts offered to our customers. The KFTC may order modifications to some or all of those practices. However, until the order is issued, we are unable to assess any impact. We are also anticipating that the KFTC will impose a fine and, while we cannot estimate the amount or a reasonable range of potential loss, we expect it will be substantial and could have a material impact on our results of operations. This by no means reflects our view of the merits of the case. We firmly believe that our practices do not violate South Korean competition law, are grounded in sound business practice and are consistent with our customers’ desires. In the event of an adverse decision and the issuance of a formal order, which may take a number of months, we will seek a stay and pursue all avenues of appeal.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 6 of 18
The following table summarizes GAAP and pro forma guidance based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results elsewhere herein.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 7 of 18
The following estimates are approximations and are based on the current business outlook:
Qualcomm’s Business Outlook Summary
FOURTH FISCAL QUARTER

	Q4’08		Current Guidance
	Results (2)		Q4’09 Estimates (3)

Pro Forma
Revenues	$3.33B		$2.55B - $2.75B
Year-over-year change			decrease 17% - 23%
Operating income	$1.58B		$0.95B - $1.05B
Year-over-year change			decrease 33% - 40%

GAAP
Revenues	$3.33B		$2.55B - $2.75B
Year-over-year change			decrease 18% - 24%
Operating income	$1.34B		$0.70B - $0.80B
Year-over-year change			decrease 40% - 48%
Operating income (loss) attributable to QSI	$(0.10B	)	$(0.10B )
Operating income (loss) attributable to estimated share-based compensation	$(0.15B	)	$(0.15B )

Metrics
MSM shipments	approx. 86M		approx. 88M - 92M
CDMA/WCDMA devices shipped (1)	approx. 119M	*	approx. 127M - 132M *
CDMA/WCDMA device wholesale average selling price (1)	approx. $216	*	approx. $189 *

*	Shipments in June quarter, reported in Sept. quarter
FISCAL YEAR

	FY 2008		Prior Guidance	Current Guidance
	Results		FY 2009 Estimates (3)	FY 2009 Estimates (3)

Pro Forma
Revenues	$11.13B		$9.85B - $10.25B	$10.25B - $10.45B
Year-over-year change			decrease 8% - 12%	decrease 6% - 8%
Operating income	$4.60B		$2.95B - $3.15B	$3.30B - $3.40B
Year-over-year change			decrease 32% - 36%	decrease 26% - 28%

GAAP
Revenues	$11.14B		$9.85B - $10.25B	$10.25B - $10.45B
Year-over-year change			decrease 8% - 12%	decrease 6% - 8%
Operating income	$3.73B		$1.95B - $2.15B	$2.34B - $2.44B
Year-over-year change			decrease 42% - 48%	decrease 35% - 37%
Operating income (loss) attributable to QSI	$(0.32B	)	$(0.39B )	$(0.35B )
Operating income (loss) attributable to estimated share-based compensation	$(0.54B	)	$(0.60B )	$(0.60B )
Operating income (loss) attributable to in-process R&D	$(0.01B	)	$(0.01B )	$(0.01B )

Metrics
Fiscal year* CDMA/WCDMA device wholesale average selling price (1)	approx. $219		approx. $199	approx. $199

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (1)

		Prior Guidance	Current Guidance
	Calendar 2008	Calendar 2009	Calendar 2009
CDMA/WCDMA device shipments	Estimates	Estimates	Estimates

March quarter	approx. 107M	approx. 109M - 111M	approx. 111M
June quarter	approx. 119M	not provided	approx. 127M - 132M
September quarter	approx. 125M	not provided	not provided
December quarter	approx. 128M	not provided	not provided

Calendar year range (approx.)	480M	540M - 590M	540M - 590M

	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 480M	approx. 565M	approx. 565M
CDMA units	approx. 216M	approx. 217M	approx. 217M
WCDMA units	approx. 264M	approx. 348M	approx. 348M

(1)	CDMA/WCDMA device shipments and average selling prices are for estimated worldwide device shipments, including shipments not reported to Qualcomm.

(2)	The fourth quarter of fiscal 2008 results included $560 million in revenues, or $0.20 diluted EPS, as a result of the execution of the license and settlement agreements with Nokia.

(3)	While we do not forecast impairments, we do have unrealized losses on marketable securities that could be recognized in future periods if market conditions do not improve.
Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 8 of 18
Results of Business Segments (in millions, except per share data):
Third Quarter — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling		Share-Based
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	QSI (3)	GAAP
Revenues	$1,786	$807	$148	$3	$2,744	$—	$9	$2,753
Change from prior year	1%	0%	(22%)	N/M	(1%)		125%	0%
Change from prior quarter	36%	(15%)	(16%)	N/M	12%		13%	12%
Operating income (loss)					$1,122	$(151)	$(77)	$894
Change from prior year					6%	(9%)	8%	8%
Change from prior quarter					424%	(8%)	1%	N/M
EBT	$548	$663	$(3)	$(7)	$1,201	$(151)	$(66)	$984
Change from prior year	13%	(1%)	N/M	N/M	8%	(9%)	20%	12%
Change from prior quarter	153%	(21%)	N/M	N/M	N/M	(8%)	35%	N/M
EBT as a % of revenues	31%	82%	(2%)	N/M	44%	N/M	N/M	36%
Net (loss) income					$903	$(127)	$(39)	$737
Change from prior year					(1%)	(35%)	35%	(1%)
Change from prior quarter					N/M	12%	30%	N/M
Diluted EPS					$0.54	$(0.08)	$(0.02)	$0.44
Change from prior year					(2%)	(33%)	50%	(2%)
Change from prior quarter					N/M	11%	33%	N/M
Diluted shares used					1,675	1,675	1,675	1,675
Second Quarter — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling	Pro Forma	Share-Based		In-Process
Segments	QCT	QTL	QWI	Items (1)(4)	(4)	Compensation (2)	Tax Items (5)	R&D	QSI (3)	GAAP (4)
Revenues	$1,316	$954	$176	$1	$2,447	$—	$—	$—	$8	$2,455
Operating income (loss)					214	(140)	—	(6)	(78)	(10)
EBT	217	839	25	(934)	147	(140)	—	(6)	(102)	(101)
Net (loss) income					(46)	(145)	(36)	(6)	(56)	(289)
Diluted EPS					$(0.03)	$(0.09)	$(0.02)	$—	$(0.03)	$(0.18)
Diluted shares used					1,651	1,651	1,651	1,651	1,651	1,651
Third Quarter — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling		Share-Based	In-Process
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D	QSI (3)	GAAP
Revenues	$1,762	$803	$190	$3	$2,758	$—	$—	$4	$2,762
Operating income (loss)					1,060	(139)	(13)	(84)	824
EBT	487	670	(1)	(40)	1,116	(139)	(13)	(82)	882
Net income (loss)					915	(94)	(13)	(60)	748
Diluted EPS					$0.55	$(0.06)	$(0.01)	$(0.04)	$0.45
Diluted shares used					1,654	1,654	1,654	1,654	1,654
Fourth Quarter — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling		Share-Based
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	QSI (3)	GAAP
Revenues	$1,761	$1,374	$190	$4	$3,329	$—	$5	$3,334
Operating income (loss)					1,578	(146)	(97)	1,335
EBT	449	1,247	(24)	(315)	1,357	(146)	(104)	1,107
Net income (loss)					1,058	(98)	(82)	878
Diluted EPS					$0.63	$(0.06)	$(0.05)	$0.52
Diluted shares used					1,678	1,678	1,678	1,678
Twelve Months — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling		Share-Based	In-Process
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D	QSI	GAAP
Revenues	$6,717	$3,622	$785	$6	$11,130	$—	$—	$12	$11,142
Operating income (loss)					4,604	(540)	(14)	(320)	3,730
EBT	1,833	3,142	(1)	(290)	4,684	(540)	(14)	(304)	3,826
Net income (loss)					3,740	(365)	(13)	(202)	3,160
Diluted EPS					$2.25	$(0.22)	$(0.01)	$(0.12)	$1.90
Diluted shares used					1,660	1,660	1,660	1,660	1,660

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 9 of 18
Nine Months — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling		Share-Based
Segments	QCT	QTL	QWI	Items (1)(4)	Pro Forma (4)	Compensation (2)	Tax Items (5)	In-Process R&D	QSI (3)	GAAP (4)
Revenues	$4,436	$2,769	$494	$5	$7,704	$—	$—	$—	$22	$7,726
Change from prior year	(10%)	23%	(17%)	N/M	(1%)				214%	(1%)
Operating income (loss)					$2,323	$(436)	$—	$(6)	$(251)	$1,630
Change from prior year					(23%)	(11%)		N/M	(13%)	(32%)
EBT	$933	$2,376	$25	$(1,292)	$2,042	$(436)	$—	$(6)	$(266)	$1,334
Change from prior year	(33%)	25%	9%	N/M	(39%)	(11%)		N/M	(33%)	(51%)
Net income (loss)					$1,376	$(370)	$(36)	$(6)	$(174)	$790
Change from prior year					(49%)	(39%)	N/A	N/M	(45%)	(65%)
Diluted EPS					$0.82	$(0.22)	$(0.02)	$—	$(0.10)	$0.47
Change from prior year					(49%)	(38%)	N/A	N/M	(43%)	(66%)
Diluted shares used					1,668	1,668	1,668	1,668	1,668	1,668
Nine Months — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling		Share-Based	In-Process
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D	QSI (3)	GAAP
Revenues	$4,956	$2,248	$595	$2	$7,801	$—	$—	$7	$7,808
Operating income (loss)					3,025	(394)	(14)	(223)	2,394
EBT	1,383	1,895	23	25	3,326	(394)	(14)	(200)	2,718
Net income (loss)					2,682	(267)	(13)	(120)	2,282
Diluted EPS					$1.62	$(0.16)	$(0.01)	$(0.07)	$1.38
Diluted shares used					1,654	1,654	1,654	1,654	1,654

(1)	Pro forma reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Pro forma reconciling items related to earnings before taxes consist primarily of certain investment income or losses, research and development expenses, sales and marketing expenses and a litigation settlement expense that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the GAAP tax provision.

(4)	The second quarter of fiscal 2009 included a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom.

(5)	During the second quarter of fiscal 2009, the Company recorded a tax expense related to the adjustment of net deferred tax assets that were recorded in prior years to reflect the future impact of California budget legislation enacted on February 20, 2009.
Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s third quarter fiscal 2009 earnings conference call will be broadcast live on July 22, 2009 beginning at 1:45 p.m. Pacific Daylight Time (PDT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on July 22, 2009, beginning at approximately 5:30 p.m. PDT through August 22, 2009 at 9:00 p.m. PDT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 16320448.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 10 of 18
An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations web site at http://investor.qualcomm.com/results.cfm
Qualcomm Incorporated (Nasdaq: QCOM) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P 100 Index, the S&P 500 Index and is a 2009 FORTUNE 500® company. For more information, please visit www.qualcomm.com.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 11 of 18
investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Moreover, it is generally not an expense that requires or will require cash payment by the Company. Further, share-based compensation related to options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing pro forma tax rate and after tax earnings. The Company decided to include the benefit of the retroactive extension of the federal research and development tax credit in pro forma results starting in fiscal 2009 because it recurs with relative frequency and would have been included in the Company’s pro forma results for the prior year if it had been reenacted in the prior fiscal year. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and pro forma results are presented herein.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 12 of 18
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment and adoption of our technologies in wireless networks and of wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA and OFDMA both domestically and internationally; the current uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on major customers and licensees; foreign currency fluctuations; strategic loans, investments and transactions we have or may pursue; our dependence on third-party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the FLO TV network and FLO™ technology; as well as the other risks detailed from time-to-time in our SEC reports.
###
Qualcomm is a registered trademark of Qualcomm Incorporated. FLO and FLO TV are trademarks of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 13 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 28, 2009
			Estimated
			Share-Based
	Pro Forma		Compensation		QSI	GAAP
Revenues:
Equipment and services	$1,853		$—		$9	$1,862
Licensing and royalty fees	891		—		—	891

Total revenues	2,744		—		9	2,753

Operating expenses:
Cost of equipment and services revenues	814		11		39	864
Research and development	523		72		23	618
Selling, general and administrative	285		68		24	377

Total operating expenses	1,622		151		86	1,859

Operating income (loss)	1,122		(151)		(77)	894

Investment income (loss), net:
Total other-than-temporary impairment losses	(120)		—		(4)	(124)
Noncredit portion of losses recognized in other comprehensive income	8		—		—	8

Net impairment losses recognized in earnings	(112)		—		(4)	(116)
Other investment income, net	191	(a)	—		15 (b)	206

Total investment income, net	79		—		11	90

Income (loss) before income taxes	1,201		(151)		(66)	984
Income tax (expense) benefit	(298	)(c)	24		27 (d)	(247	)(c)

Net income (loss)	$903		$(127)		$(39)	$737

Earnings (loss) per common share:
Diluted	$0.54		$(0.08)		$(0.02)	$0.44

Shares used in per share calculations:
Diluted	1,675		1,675		1,675	1,675

Supplemental Financial Data:
Operating cash flow	$1,157		$(22	)(f)	$(48)	$1,087
Operating cash flow as a % of revenues	42%				N/M	39%
Free cash flow (e)	$1,039		$(22	)(f)	$(79)	$938
Free cash flow as a % of revenues	38%				N/M	34%

(a)	Included $130 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $73 million in net realized gains on investments, partially offset by $7 million losses on derivatives and $5 million in interest expense.

(b)	Included $17 million in net realized gains on investments and $2 million in interest and dividend income, partially offset by $3 million in interest expense and $1 million in equity in losses of investees.

(c)	The third quarter effective tax rate of 25% for both GAAP and pro forma differ from the annual rates of 33% and 29%, respectively, primarily due to a $748 million pre-tax litigation settlement charge recorded in the second fiscal quarter with a discrete tax benefit computed at a rate less than the United States federal rate.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the GAAP tax provision.

(e)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the three months ended June 28, 2009, included herein.

(f)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 14 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Nine Months Ended June 28, 2009
			Estimated
			Share-Based				In-Process
	Pro Forma		Compensation		Tax Items		R&D	QSI	GAAP
Revenues:
Equipment and services	$4,676		$—		$—		$—	$22	$4,698
Licensing and royalty fees	3,028		—		—		—	—	3,028

Total revenues	7,704		—		—		—	22	7,726

Operating expenses:
Cost of equipment and services revenues	2,213		30		—		—	114	2,357
Research and development	1,541		209		—		6	70	1,826
Selling, general and administrative	879		197		—		—	89	1,165
Litigation settlement	748	(a)	—		—		—	—	748	(a)

Total operating expenses	5,381		436		—		6	273	6,096

Operating income (loss)	2,323		(436)		—		(6)	(251)	1,630

Investment loss, net:
Total other-than-temporary impairment losses	(707)		—		—		—	(18)	(725)
Noncredit portion of loss recognized in other comprehensive income	8		—		—		—	—	8

Net impairment losses recognized in earnings	(699)		—		—		—	(18)	(717)
Other investment income, net	418	(b)	—		—		—	3 (c)	421

Total investment loss, net	(281)		—		—		—	(15)	(296)

Income (loss) before income taxes	2,042		(436)		—		(6)	(266)	1,334
Income tax (expense) benefit	(666	)(d)	66	(e)	(36	)(e)	—	92 (f)	(544	)(d)

Net income (loss)	$1,376		$(370)		$(36)		$(6)	$(174)	$790

Earnings (loss) per common share:
Diluted	$0.82		$(0.22)		$(0.02)		$(0.00)	$(0.10)	$0.47

Shares used in per share calculations:
Diluted	1,668		1,668		1,668		1,668	1,668	1,668

Supplemental Financial Data:
Operating cash flow	$6,145		$(54	)(h)	$—		$—	$(240)	$5,851
Operating cash flow as a % of revenues	80%							N/M	76%
Free cash flow (g)	$5,612		$(54	)(h)	$—		$—	$(324)	$5,234
Free cash flow as a % of revenues	73%							N/M	68%

(a)	The second quarter of fiscal 2009 included a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom.

(b)	Included $387 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $35 million in net realized gains on investments and $5 million gains on derivatives, partially offset by $9 million in interest expense.

(c)	Included $22 million in net realized gains on investments and $2 million in interest and dividend income, partially offset by $14 million in equity in losses of investees and $7 million in interest expense.

(d)	The first nine months of fiscal 2009 GAAP and pro forma effective tax rates of 41% and 33%, respectively, are higher than the estimated annual rates of 33% and 29%, respectively, primarily due to a $748 million pre-tax litigation settlement charge recorded in the second fiscal quarter with a discrete tax benefit computed at a rate less than the United States federal rate.

(e)	During the second quarter of fiscal 2009, the Company recorded a tax expense related to the adjustment of net deferred tax assets that were recorded in prior years to reflect the future impact of California budget legislation enacted on February 20, 2009.

(f)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the GAAP tax provision.

(g)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the nine months ended June 28, 2009, included herein.

(h)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 15 of 18
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended June 28, 2009
		Estimated
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$1,157	$(22	)(a)	$—	$—	$(48)	$1,087
Less: capital expenditures	(118)	—		—	—	(31)	(149)

Free cash flow	$1,039	$(22)		$—	$—	$(79)	$938

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$3	$—		$—	$—	$(3)	$—
Cash transfers to QSI (2)	(88)	—		—	—	88	$—

Net cash transfers	$(85)	$—		$—	$—	$85	$—

	Nine Months Ended June 28, 2009
		Estimated
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$6,145	$(54	)(a)	$—	$—	$(240)	$5,851
Less: capital expenditures	(533)	—		—	—	(84)	(617)

Free cash flow	$5,612	$(54)		$—	$—	$(324)	$5,234

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$26	$—		$—	$—	$(26)	$—
Cash transfers to QSI (2)	(361)	—		—	—	361	—

Net cash transfers	$(335)	$—		$—	$—	$335	$—

(1)	Cash from sale of strategic debt and equity investments and partial settlement of investment receivables.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended June 29, 2008
		Estimated
		Share-Based		In-Process
	Pro Forma	Compensation		R&D	QSI	GAAP
Net cash provided (used) by operating activities	$1,020	$(209	)(a)	$(13)	$(59)	$739
Less: capital expenditures	(176)	—		—	(379)	(555)

Free cash flow	$844	$(209)		$(13)	$(438)	$184

	Nine Months Ended June 29, 2008
		Estimated
		Share-Based		In-Process
	Pro Forma	Compensation		R&D	QSI	GAAP

Net cash provided (used) by operating activities	$3,090	$(310	)(a)	$(14)	$(199)	$2,567
Less: capital expenditures	(368)	—		—	(615)	(983)

Free cash flow	$2,722	$(310)		$(14)	$(814)	$1,584

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 16 of 18
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	June 28,	September 28,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$3,721	$1,840
Marketable securities	6,159	4,571
Accounts receivable, net	943	4,038
Inventories	375	521
Deferred tax assets	286	289
Other current assets	247	464

Total current assets	11,731	11,723
Marketable securities	5,801	4,858
Deferred tax assets	822	830
Property, plant and equipment, net	2,311	2,162
Goodwill	1,512	1,517
Other intangible assets, net	3,138	3,104
Other assets	398	369

Total assets	$25,713	$24,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$561	$570
Payroll and other benefits related liabilities	459	406
Unearned revenues	447	394
Other current liabilities	905	921

Total current liabilities	2,372	2,291
Unearned revenues	3,528	3,768
Income taxes payable	263	227
Other liabilities	839	333

Total liabilities	7,002	6,619

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at June 28, 2009 and September 28, 2008	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,659 and 1,656 shares issued and outstanding at June 28, 2009 and September 28, 2008, respectively	—	—
Paid-in capital	7,988	7,511
Retained earnings	10,716	10,717
Accumulated other comprehensive income (loss)	7	(284)

Total stockholders’ equity	18,711	17,944

Total liabilities and stockholders’ equity	$25,713	$24,563

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 17 of 18
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
Revenues:
Equipment and services	$1,862	$1,867	$4,698	$5,295
Licensing and royalty fees	891	895	3,028	2,513

Total revenues	2,753	2,762	7,726	7,808

Operating expenses:
Cost of equipment and services revenues	864	889	2,357	2,493
Research and development	618	596	1,826	1,660
Selling, general and administrative	377	453	1,165	1,261
Litigation settlement	—	—	748	—

Total operating expenses	1,859	1,938	6,096	5,414

Operating income	894	824	1,630	2,394

Investment income (loss), net:
Total other-than-temporary impairment losses	(124)	(83)	(725)	(202)
Noncredit portion of loss recognized in other comprehensive income	8	—	8	—

Net impairment losses recognized in earnings	(116)	(83)	(717)	(202)
Other investment income, net	206	141	421	526

Total investment income (loss), net	90	58	(296)	324

Income before income taxes	984	882	1,334	2,718
Income tax expense	(247)	(134)	(544)	(436)

Net income	$737	$748	$790	$2,282

Basic earnings per common share	$0.45	$0.46	$0.48	$1.40

Diluted earnings per common share	$0.44	$0.45	$0.47	$1.38

Shares used in per share calculations:
Basic	1,656	1,626	1,653	1,626

Diluted	1,675	1,654	1,668	1,654

Dividends per share paid	$0.17	$0.16	$0.49	$0.44

Dividends per share announced	$0.17	$0.16	$0.49	$0.44

Qualcomm Announces Third Quarter Fiscal 2009 Results	Page 18 of 18
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Operating Activities:
Net income	$737	$748	$790	$2,282
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154	117	460	336
Revenues related to non-monetary exchanges	(29)	—	(86)	—
Non-cash portion of income tax expense	56	66	222	148
Non-cash portion of share-based compensation expense	151	138	436	393
Incremental tax benefit from stock options exercised	(22)	(209)	(54)	(310)
Net realized gains on marketable securities and other investments	(90)	(39)	(57)	(158)
Net impairment losses on marketable securities and other investments	116	83	717	202
Other items, net	(1)	11	(22)	1
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(133)	(186)	2,691	(178)
Inventories	30	(7)	143	(142)
Other assets	13	(7)	(17)	35
Trade accounts payable	95	(24)	(8)	(4)
Payroll, benefits and other liabilities	27	78	737	12
Unearned revenues	(17)	(30)	(101)	(50)

Net cash provided by operating activities	1,087	739	5,851	2,567

Investing Activities:
Capital expenditures	(149)	(555)	(617)	(983)
Purchases of available-for-sale securities	(2,201)	(1,984)	(6,497)	(4,944)
Proceeds from sale of available-for-sale securities	1,145	1,559	3,606	5,548
Cash received for partial settlement of investment receivables	32	—	349	—
Other investments and acquisitions, net of cash acquired	(7)	(8)	(47)	(283)
Change in collateral held under securities lending	—	8	173	95
Other items, net	—	4	6	30

Net cash used by investing activities	(1,180)	(976)	(3,027)	(537)

Financing Activities:
Proceeds from issuance of common stock	175	464	276	700
Incremental tax benefit from stock options exercised	22	209	54	310
Dividends paid	(282)	(261)	(810)	(716)
Repurchase and retirement of common stock	—	—	(285)	(1,670)
Change in obligations under securities lending	—	(8)	(173)	(95)
Other items, net	3	—	—	—

Net cash (used) provided by financing activities	(82)	404	(938)	(1,471)

Effect of exchange rate changes on cash	4	—	(5)	—

Net (decrease) increase in cash and cash equivalents	(171)	167	1,881	559
Cash and cash equivalents at beginning of period	3,892	2,803	1,840	2,411

Cash and cash equivalents at end of period	$3,721	$2,970	$3,721	$2,970